CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT CERUS CORPORATION TREATS AS PRIVATE OR CONFIDENTIAL

Exhibit 10.4

This Amendment #2 to the Second Amended and Restated Supply and Manufacturing Agreement (the “Amendment”), by and between Cerus Corporation and Porex Corporation, is effective as of June 30, 2026 (the “Amendment Effective Date”). Each of the foregoing are parties to that certain Second Amended and Restated Supply and Manufacturing Agreement, effective as of January 1, 2025, as amended by Amendment #1 to Second Amended and Restated Supply and Manufacturing Agreement, dated June 11, 2026 (as amended, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth therefor in the Agreement.

Recitals

WHEREAS, the parties desire to amend the Agreement as provided in this Amendment; and

WHEREAS, this Amendment is an amendment of the Agreement pursuant to and in accordance with Section 13.1 of the Agreement.

Amendment

NOW, THEREFORE, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1.
Additional Methylene Blue (MB) Specification.

a.
The parties agree that as of the Amendment Effective Date, the [***] requirement currently used by Porex shall [***] binding product specification (the “Binding MB Specification”). Upon full execution of this Amendment, the definition of “Specifications” shall be deemed to include the Binding MB Specification and all Plasma Disks manufactured on or after the Amendment Effective Date shall be subject to the Binding MB Specification. Plasma Disks manufactured prior to the Amendment Effective Date shall remain [***] protocol. Porex will notify Cerus within [***] days following any applicable production shift where Plasma Disks produced during such production shift failed to meet the Binding MB Specification.

b.
In the event that Plasma Disks fail to meet the Binding MB Specification at the Porex facility over a total of [***] production shifts within [***], or across [***], Porex may temporarily cease production of Plasma Disks and the parties shall discuss and investigate in good faith the reason for such failures. Production may remain temporarily suspended pending a definitive root cause identification or until Porex and Cerus reach a mutually agreeable resolution to resume operations.

c.
Porex and Cerus agree to review on a quarterly basis Porex’ [***] results. The primary objective of such reviews will be to analyze Porex shift failures and any post shipment RMA trends.

d.
The parties acknowledge that certain internal system work at Porex related to the Binding MB Specification remains in progress beyond the Effective Date of this Amendment, including that the associated testing equipment for the [***] must undergo Porex’s standard change control process. Notwithstanding this, the Binding MB Specification shall become operational as of 30 June 2026, provided that Cerus has reviewed and formally approved in writing the equipment change control documentation provided by Porex (due by 31 July 2026). The parties shall not unreasonably delay the completion, review, or approval of such equipment change control documentation.

2.
Section 1.4.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

Raw Material Replacement Costs. With respect to: (a) any quantities of Components that are [***], and (b) all [***] that are [***] the cost to replace the Raw Materials provided by Cerus for such [***]. [***] the cost to replace Raw Materials [***]; provided, however, that with respect to Raw Material losses or waste resulting from [***], except with respect to the Post-Shipment Non-Conformance Exception (defined below), Porex’ financial responsibility in excess of [***] of the value of the total annual purchase orders placed by Cerus for Plasma Disks in the applicable calendar year; and [***] financial responsibility for Raw Material losses or waste [***], unless the Post-Shipment Non-Conformance Exception applies.

3.
Post-Shipment Non-Conformance Exception (RMA). The standard Return Merchandise Authorization (RMA) process shall apply to all Plasma Disks that are deemed by Porex to meet all Specifications prior to shipment to Cerus or its Designee but are thereafter found to not conform to the applicable incoming Methylene Blue acceptance criteria and [***] after delivery to Cerus or its designee (such non-conforming Plasma Disks, the “Post-Shipment Non-Conforming Disks”); and the replacement cost of the Raw Materials used in such Post-Shipment Non-Conforming Disks shall be borne by Porex notwithstanding [***] of the Agreement. Cerus will endeavor to notify Porex within ten (10) business days following Cerus’ confirmation that Post-Shipment Non-Conforming Disks failed the applicable incoming Methylene Blue acceptance criteria and [***].

4.
High Air Flow Indication. Raw Materials with a high airflow result after applicable inspection and testing by Porex will be quarantined by Porex and Porex will promptly notify Cerus of any potential operational impact of such high airflow result. Porex is permitted to not use such Raw Materials in production until both parties can review the data and align on an acceptable, mutually agreed upon written plan in connection with use of such Raw Materials; such written plan may include [***] or other reasonable deviations from the validated production process. Porex shall submit a formal manufacturing deviation request to Cerus based on such mutually agreed written plan. Porex shall not commence production using such Raw Materials

[***] = Certain Confidential Information Omitted

until Cerus approves the formal manufacturing deviation request in writing. As may be determined by the parties, such formal manufacturing deviation request may be accompanied by a mutually agreed written agreement regarding each party’s liability for any [***] in connection with use of such Raw Materials.

5.
Except as modified herein, the provisions of the Agreement shall remain unchanged and in full force and effect.

6.
This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

The foregoing amendment is hereby executed as of the date first above written.

Cerus Corporation

By: /s/ David Mackey

Name: David Mackey

Title: Sr. Manager Procure to Pay

Porex Corporation

By: /s/ Richard Walker

Name: Richard Walker

Title: VP – Porex Americas

[***] = Certain Confidential Information Omitted